UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2009 (August 6, 2009)

Magellan Midstream Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22186, Tulsa, Oklahoma	74121-2186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 574-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Simplification Agreement

On August 6, 2009, Magellan Midstream Partners, L.P. (“MMP”), Magellan Midstream Holdings, L.P. (“MGG”) and their respective general partners entered into Amendment No. 1 to the Agreement Relating to Simplification of Capital Structure, dated as of March 3, 2009, by and among MMP, MGG and their respective general partners (the “Simplification Agreement”). Amendment No. 1 to the Simplification Agreement extends the date after which the Simplification Agreement may be terminated by either MMP or MGG if the effective time of the matters contemplated thereby has not occurred (subject to certain exceptions). Such termination date has been extended from September 30, 2009 to November 19, 2009. The other provisions of the Simplification Agreement remain in full force and effect.

The terms of Amendment No. 1 to the Simplification Agreement were unanimously approved by the conflicts committee, comprised of independent directors, of the board of directors of MMP’s general partner, and by the conflicts committee, comprised of independent directors, of the board of directors of MGG’s general partner.

The special meetings of MMP and MGG unitholders with respect to the matters contemplated by the Simplification Agreement are scheduled for September 25, 2009, as described in the definitive joint proxy statement/prospectus that has been mailed to MMP and MGG unitholders.

Amendment No. 1 to the Simplification Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

MMP and MGG have filed a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (SEC) in relation to the proposed simplification of their capital structure. Investors and security holders are urged to read these documents carefully because they contain important information regarding MMP, MGG and the simplification. A definitive joint proxy statement/prospectus has been sent to unitholders of MMP and MGG seeking their approvals as contemplated by the simplification agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about MMP and MGG at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by contacting Investor Relations at (877) 934-6571 or by accessing www.magellanlp.com or www.mgglp.com.

MMP, MGG and the officers and directors of the general partner of each partnership may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the annual report and proxy statement for each partnership as filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 2.1	Amendment No. 1, dated as of August 6, 2009, to the Agreement Relating to Simplification of Capital Structure, dated as of March 3, 2009, by and among MMP, MGG and their respective general partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its General Partner

Date: August 10, 2009	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit 2.1	Amendment No. 1, dated as of August 6, 2009, to the Agreement Relating to Simplification of Capital Structure, dated as of March 3, 2009, by and among MMP, MGG and their respective general partners.